                   GERBER PRODUCTS COMPANY AND SUBSIDIARIES
          EXHIBIT 11--STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                        Year Ended March 31
                                                 --------------------------------
                                                  1994        1993          1992
                                                 ------      ------        ------
                                                     (In thousands, except per
                                                          share data)
PRIMARY EARNINGS PER SHARE
Average number of shares outstanding
 during the year                                   69,623      73,933        74,774
Net effect of dilutive stock
 options--
 based on the treasury stock method
 using average market price                           256         381           472
                                                 --------    --------      --------
Adjusted average number of shares                  69,879      74,314        75,246
                                                 ========    ========      ========
Earnings before cumulative effect of
 accounting changes                              $113,630    $132,845      $127,569
Add tax benefit of dividends paid
 to the employee stock ownership plan                 328         299           252
                                                 --------    --------      --------
Earnings applicable to common
 shares before cumulative effect
 of accounting changes                            113,958     133,144       127,821
Cumulative effect of accounting
 changes                                                      (90,390)
                                                 --------    --------      --------
Net earnings applicable to common
 shares                                          $113,958    $ 42,754      $127,821
                                                 ========    ========      ========
PRIMARY EARNINGS PER SHARE:
Before cumulative effect of
 accounting changes                              $   1.63    $   1.79      $   1.70
Cumulative effect of accounting
 changes                                                        (1.21)
                                                 --------    --------      --------
Net earnings per share                           $   1.63    $   0.58      $   1.70
                                                 ========    ========      ========
FULLY DILUTED EARNINGS (LOSS) PER SHARE
Average number of shares outstanding
 during the year                                   69,623      73,933        74,774
Net effect of dilutive stock
 options--based on the treasury
 stock method using the
 period-end market price, if higher
  than average market price                           367         381           496
                                                 --------    --------      --------
Adjusted average number of shares                  69,990      74,314        75,270
                                                 ========    ========      ========

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
Earnings before cumulative effect of
 accounting changes                              $113,630    $132,845      $127,569
Add tax benefit of dividends paid to
 the employee stock ownership plan                    328         299           252
                                                 --------    --------      --------
Earnings applicable to common shares
 before cumulative effect of
 accounting changes                               113,958     133,144       127,821
Cumulative effect of accounting changes                       (90,390)
                                                 --------    --------      --------
Net earnings applicable to common shares         $113,958    $ 42,754      $127,821
                                                 ========    ========      ========

FULLY DILUTED EARNINGS PER SHARE:
Before cumulative effect of
 accounting changes                              $   1.63    $   1.79      $   1.70
Cumulative effect of accounting changes                         (1.21)
                                                 --------    --------      --------
Net earnings per share                           $   1.63    $    .58      $   1.70
                                                 ========    ========      ========

EARNINGS PER SHARE AS REPORTED:
Before cumulative effect of
 accounting changes                              $   1.63    $   1.80      $   1.71
Cumulative effect of accounting changes                         (1.22)
                                                 --------    --------      --------
Net earnings per share                           $   1.63    $   0.58      $   1.71
                                                 ========    ========      ========

The primary and fully diluted earnings per share calculations are submitted in accordance with Regulation S-K item 601(b)(11). The earnings per share as reported excludes the effect of stock options because it results in dilution of less than 3% (see footnote 2 to paragraph 14 of APB Opinion No. 15).